[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.1

AMENDMENT NO. 7
TO THE
AMENDED AND RESTATED FOUNDRY AGREEMENT

DATED SEPTEMBER 28, 2006

THIS AMENDMENT NO. 7 (this “Amendment”) to the Amended and Restated Foundry Agreement entered into as of September 28, 2006, and as amended effective June 19, 2008, and as amended a second time effective December 31, 2008, and as amended a third time effective June 15, 2009, and as amended a fourth time effective May 24, 2010, and as amended a fifth time effective January 1, 2011, and as amended a sixth time effective September 1, 2010 (the “Agreement”), by and among Spansion, Inc., a Delaware corporation, Spansion Technology LLC, a Delaware limited liability company, and Spansion LLC, a Delaware limited liability company, solely in their capacities as guarantors of Spansion’s obligations hereunder and under the Agreement (collectively, “Spansion U.S.”), Spansion Japan Limited, a Japanese corporation (“Spansion Japan”), and assigned by Spansion Japan to Nihon Spansion Limited (“Nihon”), effective May 24, 2010, and assigned by Nihon to Nihon Spansion Trading Limited (“PSKK”), effective December 27, 2010, and Fujitsu Limited, a Japanese corporation (“Fujitsu”), and assigned by Fujitsu to Fujitsu Semiconductor Limited, formerly named Fujitsu Microelectronics Limited, a Japanese corporation (“FSL”), effective March 21, 2008, is made and entered into as of July 11, 2012, and effective retroactively on June 30, 2012.

Whereas, PSKK and FSL wish to further amend the Agreement.

Now, therefore, it is agreed that the Agreement shall be modified as follows:

1.	The Agreement shall terminate at the end of the second Quarter of 2013.

2.
Notwithstanding anything to the contrary set forth in Sections 2.6.1 through 2.6.6 of the Agreement, Exhibit K as previously amended is hereby deleted in its entirety and shall be restated as set forth in Exhibit K attached hereto. Except as otherwise expressly provided in Exhibit K, the Subsequent Period Remedies for the third Quarter of 2012 through the second Quarter of 2013 shall remain as set forth in Sections 2.2 and 2.3 and Exhibit J of the Agreement.

3.
In addition, PSKK will pay an additional amount of [*] per Wafer shipped to PSKK.  FSL will invoice PSKK on a monthly basis for such incremental costs for those Wafers shipped and invoiced to PSKK.  PSKK will pay FSL this amount pursuant to the payment terms of the Agreement, provided that, notwithstanding Section 9 of the Agreement, any payment by PSKK under this Section will be made in USD. The additional incremental costs will not exceed [*].  If FSL does not recover this amount ([*]) by the end of June 2013 based on the number of Wafers shipped, FSL will invoice PSKK for the difference between such amount ([*]) and the amount of the additional incremental costs actually received from PSKK by the end of June 2013, and PSKK will pay FSL such difference in USD pursuant to the payment terms of the Agreement.

4.
PSKK will provide the final mix of its Wafer requirement for the second Quarter of 2013 to FSL by February 15, 2013 and will place a final purchase order for Wafers with FSL on or before March 15, 2013, subject to Section 7 of the Agreement.

5.	All terms and conditions of the Agreement not specifically modified by this Amendment shall remain unchanged and in full force and effect.

6.	This Amendment shall be deemed a part of and construed in accordance with the Agreement. This Amendment may be executed in counterparts.

Remainder of page intentionally left blank.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly signed and executed on the date and year first above written.

FUJITSU SEMICONDUCTOR LIMITED

By:       /s/ Makoto Goto
Name: Makoto Goto
Title: CSVP & CFO

SPANSION INC.

By:     /s/ Randy W. Furr
Name: Randy W. Furr
Title: EVP & CFO

SPANSION TECHNOLOGY LLC

By:       /s/ Randy W. Furr
Name: Randy W. Furr
Title: Chief Financial Officer

SPANSION LLC

By:       /s/ Randy W. Furr
Name: Randy W. Furr
Title: EVP & CFO

NIHON SPANSION TRADING LIMITED

By:       /s/ Carmine R. Renzulli
Name: Carmine R. Renzulli
Title: Representative Director

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT K

Subsequent Period Commitment and Subsequent Period Price for the third and fourth Quarters of 2012 and the first and second Quarters of 2013

	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Wafers per Quarter	9,000	9,000	9,000	9,000
Price per Wafer (Japan¥)	55,000	55,000	55,000	55,000

Notwithstanding anything to the contrary set forth in Sections 2.2 and Exhibit J of the Agreement, if, for any Quarter above, PSKK fails to purchase hereunder the minimum number of Wafers for that Quarter as set forth above (the “Minimum Purchase Commitment”), then PSKK shall pay FSL an amount equal to the product obtained by multiplying (i) the average Wafer Price in effect for that Quarter, by (ii) the difference between (x) the Minimum Purchase Commitment, and (y) the number of Wafers actually purchased by PSKK hereunder during that Quarter.  PSKK shall not be obligated to make any payment to FSL pursuant to this section with respect to any Quarter above in which FSL fails to make available to PSKK manufacturing capacity sufficient to permit PSKK to satisfy the Minimum Purchase Commitment for that Quarter.

Notwithstanding anything to the contrary set forth in Sections 2.3 of the Agreement, if, for any Quarter above, (a) PSKK has submitted a Wafer Demand Plan (as defined in Section 5.2 of the Agreement) for Wafers to be manufactured and delivered during that Quarter in accordance with Section 5.2 of the Agreement and in an amount that equals or exceeds the Minimum Purchase Commitment for that Quarter, and (b) FSL fails to make available to PSKK the Minimum Purchase Commitment, then FSL shall pay PSKK an amount equal to the product obtained by multiplying (i) the average Wafer Price in effect for that Quarter, by (ii) the difference between (x) the Minimum Purchase Commitment, and (y) the number of Wafers actually manufactured by FSL for PSKK hereunder during that Quarter.

4
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.